CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100
AUSTIN, TEXAS 78729-1107
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

February 2, 2022

Mr. J. Douglas Schick
President
PEDEVCO Corp.
575 N. Dairy Ashford, Suite 210
Houston, TX 77079

Re: Evaluation Summary
PEDEVCO Corp. Interests
Various Oil and Gas Properties in Colorado & New Mexico
Total Proved Reserves
As of December 31, 2021

Pursuant to the Guidelines of the Securities and Exchange Commission for Reporting Corporate Reserves and Future Net Revenue

Dear Mr. Schick:

As requested, this report was completed on February 1, 2022 for PEDEVCO Corp. ("PEDEVCO"), for the purpose of public disclosure by PEDEVCO in filings made with the *Securities and Exchange Commission* (SEC) in accordance with the disclosure requirements set forth in the SEC regulations. We evaluated 100% of the Colorado and New Mexico proved reserves, as per information from PEDEVCO. This evaluation utilized an effective date of December 31, 2021, was prepared using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the SEC. The results of this evaluation are presented in the accompanying tabulations, with a composite summary of the values presented below:

		Proved Developed Producing	Proved Developed Non-Producing	Proved Developed	Proved Undeveloped	Total Proved
Net Reserves						
Oil	- Mbbl	1,362.7	510.4	1,873.1	10,192.0	12,065.1
Gas	- MMcf	1,301.5	536.3	1,837.8	11,043.0	12,880.8
NGL	- Mbbl	34.0	0.2	34.2	453.5	487.7
Net Revenue						
Oil	- M$	86,649.6	32,591.3	119,240.9	648,166.6	767,407.5
Gas	- M$	5,772.9	2,511.7	8,284.6	43,400.8	51,685.4
NGL	- M$	1,124.5	7.3	1,131.8	14,515.9	15,647.7
Severance Taxes	- M$	6,316.2	1,446.2	7,762.5	42,658.1	50,420.5
Ad Valorem Taxes	- M$	709.9	5.3	715.2	9,904.7	10,619.9
Operating Expenses	- M$	29,279.9	5,593.7	34,873.6	129,885.3	164,758.8
Future Development Costs	- M$	3,086.0	3,728.3	6,814.3	173,607.4	180,421.7
Net Operating Income (BFIT)	- M$	54,155.0	24,336.8	78,491.7	350,027.9	428,519.6
Discounted @ 10%	**- M$**	**33,487.6**	**13,333.5**	**46,821.0**	**149,837.4**	**196,658.4**

Future revenue is prior to deducting state production taxes and ad valorem taxes. Future net cash flow (net operating income) is after deducting these taxes, future development costs, and operating expenses, but before consideration of federal income taxes. In accordance with SEC guidelines, the future net cash flow has been discounted at an annual rate of ten percent to determine its "present worth". The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties by Cawley, Gillespie & Associates, Inc. (CG&A).

The oil reserves include oil and condensate. Oil and natural gas liquid (NGL) volumes are expressed in barrels (42 U.S. gallons). Gas volumes are expressed in thousands of standard cubic feet (Mcf) at contract temperature and pressure base. Our estimates are for proved reserves only and do not include any probable or possible reserves nor have any values been attributed to interest in acreage beyond the location for which undeveloped reserves have been estimated.

Proved Developed reserves are the summation of the Proved Developed Producing and Proved Developed Non-Producing reserve estimates. Proved Developed reserves were estimated at 1,873.1 Mbbl oil, 1,837.8 MMcf gas and 34.2 Mbbl NGLs (or 2,213.6 MBOE). Of the Proved Developed reserves, 1,613.6 MBOE were attributed to producing zones in existing wells and 600.0 MBOE were attributed to zones in existing wells not producing. BOE (barrels of oil equivalent) is expressed as oil and NGL volumes in barrels plus gas volumes in Mcf divided by six (6) to convert to barrels.

Presentation

The report is divided into a Summary section and three (3) reserve category sections, including Total Proved ("TP") and Proved Developed ("PD") in the Summary section, along with Proved Developed Producing ("PDP"), Proved Developed Non-Producing ("PDNP"), and Proved Undeveloped ("PUD"). Within most category sections are Tables I and Tables II. Table I displays composite reserve estimates and economic forecasts for the particular category. Following certain Table I's are Table II "oneline" summaries that present estimates of ultimate recovery, gross and net reserves/resources, ownership, revenue, expenses, investments, net income and discounted cash flow for the individual properties that make up the corresponding Table I. The data presented in Table I's is explained in page 1 of the Appendix. For a more detailed explanation of the report layout, please refer to the Table of Contents following this letter.

Hydrocarbon Pricing

The base SEC oil and gas prices calculated for December 31, 2021 were $66.56 per barrel and $3.598 per MMBTU, respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period. The SEC base oil price is based upon WTI-Cushing spot prices (EIA) during 2021 and the SEC base gas price is based upon Henry Hub spot prices (Platts Gas Daily) during 2021.

The base prices were adjusted for differentials on a per-field basis for the New Mexico assets and on a per-operator basis for the Colorado assets, which may include local basis differentials, transportation, gas shrinkage, gas heating value (BTU content) and/or crude quality and gravity corrections. NGL prices were adjusted on a per-property basis and averaged 50.44% of the net oil price on a composite basis. After these adjustments, the net realized prices over the life of the proved properties were estimated to be $63.06 per barrel for oil, $4.013 per MCF for gas, and $32.086 per barrel for NGLs. All economic factors were held constant in accordance with SEC guidelines.

Expenses, Future Development Costs, and Taxes

Colorado Assets:

Lease operating expenses (LOE) were estimated from December 2020 to November 2021 monthly lease operating statements and applied on a per operator basis. All economic parameters, including LOE and investments, were held constant (not escalated) throughout the life of these properties.

Fixed LOE, and Severance and Ad Valorem taxes, were applied as follows:

Operator	Producing Well Fixed LOE, $/Month/Well	Undeveloped Well Fixed LOE, $/Month/Well	Severance Tax, %	Ad Valorem Tax, %
Bison Oil & Gas	$18,895	$18,895	0.93%	5.11%
Bonanza Creek Energy	$9,287	N/A	1.52%	5.71%
Mallard Exploration	N/A	$9,681	1.52%	5.71%
Noble Energy	$9,850	N/A	1.04%	4.45%
Phoenix Resources	$3,800	N/A	3.00%	5.00%
Red Hawk Petroleum	$4,278	$10,401	1.15%	5.00%
SRC Energy	$4,428	N/A	1.00%	7.25%
Verdad Resources	$5,939	$10,401	0.98%	4.72%

Future development costs (investments, or capital) for PUD drills and plug and abandonment (P&A) were provided by PEDEVCO. Drilling and completion costs were scheduled at $3,500,000 per 5,000-foot horizontal drill (8) and $5,500,000 per 8,900-foot horizontal drill (34). P&A costs were applied at $40,000 per well as provided.

New Mexico Assets:

LOE for each producing well were estimated from December 2020 to November 2021 monthly lease operating statements. All economic parameters, including LOE and investments, were held constant (not escalated) throughout the life of these properties.

Chaveroo field fixed LOE was applied at $3,300 per producing horizontal well per month for wells on rod pump. Certain newer horizontal wells on Electric Submersible Pump ("ESP") run $9,000 per month, to account for ESP rental charges and related additional costs, and then revert to $3,300 per month when the company estimates switching from ESP to rod pump. Other certain newer horizontal wells on ESP run $4,000 per month, instead of $9,000 per month, to reflect the company's purchase of the ESP, therefore, no rental charges are being incurred. These cases also revert to $3,300 per month when the company estimates switching from ESP to rod pump. The Chaveroo field fixed LOE for vertical wells was applied at $2,568 per producing well per month. Milnesand Field fixed LOE for vertical wells was applied at $2,264 per producing well per month. For new horizontal drills in both fields, operating costs were applied to start at $9,000 per well per month for 3 months, then $4,000 per month for 21 months and ultimately $3,200 per well per month thereafter for the life of the well. The $9,000 per month period models an ESP rental charge, and related additional costs. The $4,000 per month period models a reduction in rental costs after PEDEVCO purchases the pump and continues production with the pump for the following 21 months. The $3,200 per month for the remainder of life models the switch from ESP to rod pump.

Capital for PUD drills, facility upgrades, and P&A were provided by PEDEVCO. Infill drilling and completion costs in the Chaveroo Field were scheduled at $2,237,039 per 3,200-foot horizontal drill (4), $2,478,150 per 4,500-foot horizontal drill (18), $2,941,820 per 7,000-foot horizontal drill (3) and $7,050,000 for water-handling facility upgrades. Infill drilling and completion costs in the Milnesand Field were scheduled at $2,478,150 per 4,500-foot horizontal drill (3), $2,663,620 per 5,500-foot horizontal drill (2), $2,941,820 per 7,000-foot horizontal drill (6) and $4,700,000 for water-handling facility upgrades. P&A costs for the Chaveroo and Milnesand field wells were applied at $35,000 per producing well and $40,000 per horizontal drill, as provided.

Severance taxes were applied at 8.12% of oil revenue and 6.61% of gas revenue. Ad valorem taxes were applied at 0.00% of total revenue as per PEDEVCO. Ad Valorem taxes are paid by PEDEVCO once annually and are included in the fixed LOE costs applied to each well.

Operating expenses shown in the summary table on page one (1) of this letter includes standard operating expenses (fixed) as well as "other deductions" which are variable operating expenses. In the cash flow tables provided herein, Operating Expense (column 22) and Other Deductions (column 27) are shown separately to provide more detail.

SEC Conformance and Regulations

The reserve classifications and the economic considerations used herein conform to the criteria of the SEC as defined in pages 3 and 4 of the Appendix. The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes, and royalties currently in effect except as noted herein. PEDEVCO's operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include matters relating to land tenure, drilling, production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of reserves actually recovered and amounts of income actually received to differ significantly from the estimated quantities. repor

This evaluation includes two (2) PDNP locations in Colorado and ten (10) PDNP locations in New Mexico. The two (2) locations in Colorado represent workovers to previously producing wells. These PDNP cases do not have development costs applies as PEDEVCO paid the workover costs in advance of the effective date of this valuation. Two (2) of the PDNP locations in New Mexico represent newly drilled wells that came online after the effective date of this valuation. These have partial development costs applied as a portion was paid by PEDEVCO in advance of the effective date of this valuation. The remaining eight (8) PDNP locations in New Mexico represent workovers to previously producing wells. These PDNP cases do not have development costs applies as PEDEVCO paid the workover costs in advance of the effective date of this valuation.

This evaluation also includes 42 PUD locations in Colorado and 38 PUD locations in New Mexico, each being a commercial horizontal well opportunity targeting the Niobrara reservoir in Colorado and the San Andres reservoir in New Mexico. Each of PUD drilling locations proposed as part of PEDEVCO's development plans conforms to the proved undeveloped standards as set forth by the SEC. In our opinion, PEDEVCO has indicated they have every intent to complete this development plan as scheduled. Furthermore, PEDEVCO has demonstrated that they have the proper company staffing, financial backing and prior development success to ensure this development plan will be fully executed. The investment expenses in year 2027 are capturing the costs associated with changing a number of PUDs from ESP to rod pump, and the investment expenses in year 2028 are capturing an expansion of the water disposal facilities within the Chaveroo field.

Reserves Estimation Methods

The methods employed in estimating reserves are described in page 2 of the Appendix. Reserves for proved developed producing wells were estimated using production performance methods for the vast majority of properties. Certain new producing properties with very little production history were forecast using a combination of production performance and analogy to similar production, both of which are considered to provide a relatively high degree of accuracy.

Non-producing reserve estimates, for developed and undeveloped properties, were forecast using either production performance, volumetric or analogy methods, or a combination of each. These methods provide a relatively high degree of accuracy for predicting PDNP and PUD reserves for the PEDEVCO properties, due to the mature nature of their properties targeted for development and an abundance of subsurface control data. The assumptions, data, methods and procedures used herein are appropriate for the purpose served by this report.

General Discussion

The estimates and forecasts were based upon interpretations of data furnished by your office and available from our files. To some extent information from public records has been used to check and/or supplement these data. The basic engineering and geological data were subject to third-party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. All estimates represent our best judgment based on the data available at the time of preparation. Reserves estimates will generally be revised as additional geologic or engineering data become available or as economic conditions change. Moreover, estimates of reserves may increase or decrease as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. As a result, the estimates of oil and gas reserves have an intrinsic uncertainty. The reserves included in this report are therefore estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

An on-site field inspection of the properties has not been performed. The mechanical operation or condition of the wells and their related facilities have not been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have been included in this evaluation.

Cawley, Gillespie & Associates, Inc. is a Texas Registered Engineering Firm (F-693), made up of independent registered professional engineers and geologists that have provided petroleum consulting services to the oil and gas industry for over 60 years. This evaluation was supervised by W. Todd Brooker, President at Cawley, Gillespie & Associates, Inc. and a State of Texas Licensed Professional Engineer (License #83462). We do not own an interest in the properties or PEDEVCO Corp. and are not employed on a contingent basis. We have used all methods and procedures that we consider necessary under the circumstances to prepare this report. Our work-papers and related data utilized in the preparation of these estimates are available in our office.

Yours very truly,

CAWLEY, GILLESPIE & ASSOCIATES, INC.
TEXAS REGISTERED ENGINEERING FIRM F-693

W. Todd Brooker, P. E.
President

Thomas M. Barr
Sr. Reservoir Engineer